This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-297888
SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2026
Preliminary Prospectus Supplement
(To Prospectus dated August 4, 2026)
10,000,000 Shares
InnovAge Holding Corp.
Common Stock Offered by the Selling Security Holders
The selling security holders identified in this prospectus supplement (the “selling security holders”) are offering 10,000,000 shares of common stock, par value $0.001 per share (“common stock”), of InnovAge Holding Corp. (the “Company”, “InnovAge”, “we” or “us”). We will not receive any proceeds from the sale of common stock to be offered by the selling security holders.
The selling security holders have granted the underwriters the option to purchase up to an additional 1,500,000 shares from the selling security holders on the same terms and conditions noted below within 30 days of the date of this prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling security holders pursuant to any exercise of the underwriters’ option to purchase additional shares.
The Company’s common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “INNV.” The last reported sale price of the Company’s common stock on Nasdaq on September 21, 2026 was $10.60 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling security holders	$	$

(1)
See “Underwriting” for a description of compensation payable to the underwriters.

Investing in our common stock involves certain risks. See “Risk Factors” on page S-5 of this prospectus supplement and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”) incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before investing in our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock to purchasers on or about      , 2026.

Barclays	Goldman Sachs & Co. LLC	Wells Fargo Securities
The date of this prospectus supplement is         , 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling security holders named in a prospectus may, from time to time, offer and sell our common stock in one or more offerings.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.
None of us, the selling security holders or the underwriters have authorized anyone to provide any information or make any representations that are different from those contained in or incorporated by reference in this prospectus supplement, any accompanying prospectus or in any related free writing prospectus filed by us with the SEC. None of us, the selling security holders or the underwriters take any responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus supplement and any accompanying prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities offered hereby. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement or accompanying prospectus is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the

S-ii

documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until this offering is terminated or completed:
•
Our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed on September 9, 2026 (the “2026 10-K”); and

•
The description of our common stock contained in Exhibit 4.1 of our 2026 10-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
InnovAge Holding Corp.
8950 E. Lowry Boulevard
Denver, CO 80230
Telephone: (844) 803-8745
Attention: Corporate Secretary

S-iii

FORWARD-LOOKING STATEMENTS
Throughout this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents we incorporate by reference in this prospectus supplement, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents we incorporate by reference in this prospectus supplement are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth opportunities or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:
•
the viability of our growth strategy, including our ability to find suitable geographies for new centers and obtain licenses to open such centers, our ability to ramp up our de novo centers, and the outcome of our organizational and enterprise efficiency initiatives;

•
our ability to identify, successfully complete and integrate acquisitions, joint ventures and other strategic partnerships;

•
our ability to attract new participants and retain existing participants to implement our growth strategy;

•
the impact on our business from ongoing macroeconomic, geopolitical and industry-related challenges, including labor shortages, labor competition, high inflation, and supply chain disruptions, as a result of tariffs and trade disputes;

•
the risk that the cost of providing services will exceed our compensation under the Program of All-Inclusive Care for the Elderly (“PACE”);

•
our increased costs and expenditures and our inability to execute or realize the benefits of our clinical and operational value initiatives;

•
the dependence of our revenues and operations upon a limited number of government payors, which exposes us to the risk of government funding reductions, legislative changes and federal and state budgetary pressures;

•
reductions in PACE reimbursement rates;

•
the results of periodic inspections, reviews, audits and investigations under the federal and state government programs, and our ability to sufficiently cure any deficiencies identified by the respective federal and state government programs;

•
the adverse impact of legal proceedings, enforcement actions and litigation and disputes, including the current civil investigative demands initiated by federal and state agencies;

•
the risk that our submissions to government payors may contain inaccurate or unsupportable information, including regarding risk adjustment scores of participants;

•
our dependence on our senior management team and other key employees;

•
our ability to compete in the healthcare industry;

•
the concentration of a significant percentage of our operations in the States of California and Colorado;

S-iv

•
the difficulty to predict our future operating results, which could cause such results to fall below any guidance, targets or goals we provide;

•
the impact of failures by our suppliers to meet our needs, or limitations on our ability to effectively access new technology or medical products;

•
our ability to manage our operations effectively, execute our business plan, maintain effective levels of service and participant satisfaction and adequately address competitive challenges;

•
the impact on our business of security breaches, loss of data or other disruptions, including disruptions in our disaster recovery systems, causing the compromise of sensitive information or preventing us from accessing critical information;

•
our ability to accurately estimate incurred but not reported medical expense or the risk scores of our participants;

•
our ability to adhere to complex and changing government laws and regulations in the healthcare industry, including U.S. healthcare reform, the regulation of the corporate practice of medicine and the Health Insurance Portability and Accountability Act, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (the “HITECH Act”), and their implementing regulations (collectively, “HIPAA”), and other privacy laws and regulations in the healthcare industry;

•
our status as a “controlled company”;

•
the volatility of our stock price; and

•
other factors disclosed in the section entitled “Risk Factors” in our 2026 10-K, and our subsequent filings with the SEC.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus supplement, the accompanying prospectus, any free writing prospectus or other documents incorporated herein or therein by reference are made only as of the date thereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
You should read this prospectus and the documents we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus supplement and the accompanying prospectus, including the more detailed information set forth under “Risk Factors,” the financial statements and related notes and other information that we incorporate by reference herein, including our 2026 10-K and our other filings with the SEC. Some of the statements in this prospectus supplement and accompanying prospectus are forward-looking statements. See “Forward-Looking Statements.”
Unless the context otherwise requires, the terms the “Company,” “we,” “us” and “our” in this prospectus supplement and accompanying prospectus refer to InnovAge Holding Corp. The term “Principal Shareholders” refers to Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and funds affiliated with Welsh, Carson, Anderson & Stowe, and the term “selling security holders” refers to TCO Group Holdings, L.P.
Who We Are
InnovAge is the leading healthcare delivery platform by number of participants focused on providing all-inclusive, capitated care to high-cost seniors, many of whom are dual-eligible. Our programs are designed to address two of the most pressing challenges facing the U.S. healthcare industry: rising costs and poor outcomes. The purpose of our participant-centered care delivery approach is to improve the quality of care our participants receive, while keeping them in their homes for as long as safely possible and reducing over-utilization of high-cost care settings such as hospitals and nursing homes. Through PACE, we fulfill a broad range of medical and ancillary services for seniors, including in-home care services (skilled, unskilled and personal care), in-center services such as primary care, physical therapy, occupational therapy, speech therapy, dental services, mental health and psychiatric services, meals, and activities; transportation to and from the PACE center and third-party medical appointments; and care management. We directly contract with government payors, such as Medicare and Medicaid, and do not rely on third-party administrative organizations or health plans. We believe our model aligns with how healthcare is evolving, namely (i) the shift toward value-based care, in which coordinated, outcomes-driven, quality care is delivered while seeking to reduce unnecessary spend, (ii) reducing excessive administrative costs by contracting directly with the government, (iii) focusing on the patient experience, and (iv) addressing social determinants of health.
PACE
As of June 30, 2026, the Company served approximately 8,230 PACE participants, making it the largest PACE provider in the United States (the “U.S.”) based on participants served. The Company operates 20 PACE centers across California, Colorado, Florida, New Mexico, Pennsylvania and Virginia.
PACE is a fully-capitated managed care program, which serves the frail elderly, and predominantly dual-eligible, population in a community-based service model. We define dual-eligible seniors as individuals who are 55+ and qualify for benefits under both Medicare and Medicaid. InnovAge provides all needed healthcare services through an all-inclusive, coordinated model of care, and the Company is at risk for 100% of healthcare costs incurred with respect to the care of its participants. PACE programs receive capitation payments directly from Medicare Parts C and D, Medicaid, Veterans Administration, and private pay sources. Additionally, under the Medicare Prescription Drug Plan, the Centers for Medicare and Medicaid Services share part of the risk for providing prescription medication to the Company’s participants. We deliver our participant-centered care through the InnovAge Platform, which is designed to bring high-touch, comprehensive, value-based care.
We believe the traditional fee-for-service reimbursement model in healthcare does not adequately incentivize providers to efficiently manage this complex population. Dual-eligible seniors must navigate a disjointed, separately administered set of Medicare and Medicaid benefits, which often results in uncoordinated care delivered in silos. Our vertically integrated care model and full-risk contracts require us to coordinate and manage all aspects of a participant’s health, and deliver the necessary care. Importantly, we believe our vertically integrated model can deliver better health outcomes and reduce unnecessary or avoidable medical spend.

We believe our value proposition to each constituency translates into a predictable economic model. We directly contract with Medicare and Medicaid on a per member, per month (“PMPM”) basis, which creates recurring revenue streams and provides significant visibility into our revenue trajectory. We receive 100% of the pooled capitated payment to directly provide or manage the healthcare needs of our participants.
Corporate Information
InnovAge Holding Corp. and certain wholly owned subsidiaries were formed as for-profit corporations effective May 13, 2016, for the purpose of purchasing all the outstanding common stock of Total Community Options, Inc. d/b/a InnovAge, which was formed in May 2007. In connection with this purchase, Total Community Options, Inc. and certain of its subsidiaries converted from not-for-profit organizations to for-profit corporations. In connection with our initial public offering, which occurred in March 2021, we changed the name of our company from TCO Group Holdings, Inc. to InnovAge Holding Corp.
InnovAge is headquartered in Denver, Colorado and manages its business as one reportable segment, PACE.
Our internet website is www.innovage.com. We include our website address on this prospectus supplement for reference only. The information contained on our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any other report or document we file with, or furnish to, the SEC.

THE OFFERING
Shares of common stock offered by the selling security holders
10,000,000 shares, or 11,500,000 shares if the underwriters exercise in full their option to purchase additional shares of common stock from the selling security holders.
Option to purchase additional shares of common stock from the selling security holders
The underwriters have the option to purchase up to an additional 1,500,000 shares from the selling security holders, at the public offering price, less the underwriting discount, within 30 days of the date of this prospectus supplement.
Common stock to be outstanding immediately after this offering
136,451,425 shares.
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of common stock by the selling security holders. The selling security holders will receive all of the net proceeds, after underwriter discounts and commissions, from the sale of the shares of common stock in this offering. See “Use of Proceeds.”
Dividend policy
We have not paid cash dividends since our initial public offering and currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends on our common stock may be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us. Any future determination to pay dividends will be at the discretion of our board of directors (the “Board”), subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board may deem relevant.
Trading symbol
Our common stock is listed on the Nasdaq under the symbol “INNV.”
Risk factors
You should read the “Risk Factors” section of this prospectus supplement and accompanying prospectus and in our 2026 10-K, which is incorporated by reference herein, for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Transfer agent
Equiniti Trust Company, LLC
The number of shares of common stock to be outstanding following this offering is based on 136,451,425 shares of common stock outstanding as of September 21, 2026, and excludes:
•
7,519,802 shares of common stock available for future issuance under the InnovAge Holding Corp. 2021 Omnibus Incentive Plan as of September 21, 2026;

•
2,279,931 shares of common stock issuable upon vesting and settlement of restricted stock units (“RSUs”) as of September 21, 2026; and

•
1,330,798 shares of common stock issuable upon the exercise of options outstanding as of September 21, 2026, with a weighted average exercise price of $7.89 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes:
•
no exercise of outstanding options or issuance of shares of common stock upon vesting and settlement of RSUs after September 21, 2026; and

•
no exercise by the underwriters of their option to purchase up to 1,500,000 additional shares of common stock from the selling security holders.

RISK FACTORS
You should consider the specific risks described in our most recent Annual Report on Form 10-K filed with the SEC and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.
Risks related to our common stock and this offering
Our Principal Shareholders control us, and their interests may conflict with ours or yours in the future.
Immediately following this offering, our Principal Shareholders will control approximately 75.2% of the voting power of our outstanding common stock, or 74.1% if the underwriters exercise in full their option to purchase additional shares, which means that, based on its percentage voting power controlled after the offering, they will control the vote of all matters submitted to a vote of our shareholders, which enables them to control the election of the members of our Board and all other corporate decisions. This concentration of ownership may delay, deter or prevent acts that would be favored by our other shareholders. The interests of the Principal Shareholders may not always coincide with our interests or the interests of our other shareholders. Even when the Principal Shareholders cease to own shares of our common stock representing a majority of the total voting power, for so long as the Principal Shareholders continue to own a significant percentage of our common stock, the Principal Shareholders will still be able to significantly influence the composition of our Board and the approval of actions requiring shareholder approval. Accordingly, for such period of time, the Principal Shareholders will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers, decisions on whether to raise future capital and amend our charter and bylaws, which govern the rights attached to our common stock. In particular, for so long as the Principal Shareholders continue to own a significant percentage of our common stock, the Principal Shareholders will be able to cause or prevent a change of control of us or a change in the composition of our Board and could preclude any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of us and ultimately might affect the market price of our common stock. In addition, this concentration of ownership may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning shares in a company with significant shareholders.
In addition, we are party to a Director Nomination Agreement (the “Director Nomination Agreement”) with the Principal Shareholders that provides the Principal Shareholders the right to designate: (i) all of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own at least 40% of the total number of shares of our common stock collectively beneficially owned by the Principal Shareholders upon completion of our initial public offering, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in our capitalization (the “Original Amount”); (ii) 40% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 40% but at least 30% of the Original Amount; (iii) 30% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 30% but at least 20% of the Original Amount; (iv) 20% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 20% but at least 10% of the Original Amount; and (v) one of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own at least 5% of the Original Amount. The Principal Shareholders may also assign such right to their affiliates. The Director Nomination Agreement also provides for certain consent rights for each of the Principal Shareholders so long as such shareholder owns at least 5% of the Original Amount, including for any changes to the size of our Board.
The Principal Shareholders and their affiliates engage in a broad spectrum of activities, including investments in the healthcare industry generally. In the ordinary course of their business activities, the Principal

Shareholders and their affiliates may engage in activities where their interests conflict with our interests or those of our other shareholders, such as investing in or advising businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. Our certificate of incorporation provides that neither the Principal Shareholders, any of their affiliates or any of their respective directors (including any who also serve as our officers or directors) or their affiliates have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. The Principal Shareholders also may pursue business and investment opportunities that may be complementary to our business, and, as a result, those opportunities may not be available to us. In addition, the Principal Shareholders may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to you.
The market price of our common stock may be volatile and could decline after this offering.
The price of our common stock has significantly fluctuated since our initial public offering. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, geopolitical or market conditions, could continue to subject the market price of our shares to wide price fluctuations regardless of our operating performance. Because we do not anticipate paying any regular cash dividends on our common stock for the foreseeable future, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which due to historic fluctuation may not occur. Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The trading price of our shares fluctuates in response to various factors, including:
•
macroeconomic and geopolitical conditions, including high inflation, elevated interest rates, trade wars, weather and public health events;

•
legislative and regulatory changes and federal and state budgetary pressures;

•
market conditions in our industry or the broader stock market;

•
actual or anticipated fluctuations in our quarterly financial and operating results;

•
introduction of new services by us or our competitors;

•
issuance of new or changed securities analysts’ reports, research or recommendations;

•
sales, or anticipated sales, of large blocks of our stock;

•
additions or departures of key personnel;

•
regulatory or political developments;

•
developments and results of audits, sanctions, investigations and litigation;

•
investors’ perception of us and our prospects; and

•
any default on our indebtedness.

In particular, we cannot assure you that you will be able to resell your shares at or above the public offering price. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business, financial position, results of operations and cash flows.
We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.
Our certificate of incorporation authorizes us to issue one or more series of preferred stock. Our Board will have the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our common stock.
Future sales of shares by us or our existing security holders could cause our stock price to decline.
Sales of substantial amounts of our common stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
At the time of this offering, we will have a total of 136,451,425 shares of common stock outstanding. All of the common stock shares are immediately tradable without restriction under the Securities Act, except for any shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”).
Shares held by the selling security holders (other than those contemplated to be sold in this offering), our executives and our directors are subject to customary lock-up agreements to be entered into by us, the selling security holders, our executive officers and directors. Under such lock-up agreements, they have agreed not to, among other things and subject to certain exceptions, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, engage in any hedging or similar transaction or arrangement, lend, or otherwise transfer or dispose of, directly or indirectly, any of our securities that are substantially similar to the securities offered hereby, without the prior written consent of any two of Barclays Capital Inc., Goldman Sachs & Co. LLC or Wells Fargo Securities, LLC, on behalf of the underwriters, for a period of 90 days after the date of this prospectus supplement.
Following the expiration of this 90-day lock-up period and this offering (assuming no exercise by the underwriters of their option to purchase additional shares of common stock), all shares of our common stock held by the selling security holders and our directors and officers will be eligible for future sale, subject to the applicable volume, manner of sale, holding period, and other limitations of Rule 144 or pursuant to an exemption from registration under Rule 701. As resale restrictions end, the market price of our common stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them.
Because we have no current plans to pay regular cash dividends on our common stock following this offering, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We do not anticipate paying any regular cash dividends on our common stock following this offering. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our Board may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur. See “Dividend Policy” for more detail.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders. The selling security holders will receive all of the net proceeds from the sale of the shares of common stock in this offering. See “Selling Security Holders.”

SELLING SECURITY HOLDERS
The following table details the name of each selling security holder, the number of shares of our common stock beneficially owned by the selling security holder and the number of shares of our common stock being offered by the selling security holder for sale under this prospectus supplement. The percentage of shares of our common stock beneficially owned by the selling security holders following the offering of common stock pursuant to this prospectus supplement is based on 136,451,425 shares of our common stock outstanding as of September 21, 2026.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
Name of Selling Security holder	Shares Beneficially Owned Before the Offering		Shares Offered Hereby (No Option Exercise)	Shares Beneficially Owned After the Offering (No Option Exercise)		Shares Offered Hereby (Full Option Exercise)	Shares Beneficially Owned After the Offering (Full Option Exercise)
	(#)	(%)		(#)	(%)		(#)	(%)
TCO Group Holdings, L.P.(1)	112,576,555	82.5%	10,000,000	102,576,555	75.2%	11,500,000	101,076,555	74.1%

(1)
Represents 112,576,555 shares of common stock held by TCO Group Holdings, L.P., which is the legal name of the investment vehicle through which Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and Welsh, Carson, Anderson & Stowe XII, L.P., Welsh, Carson, Anderson & Stowe XII Delaware, L.P., Welsh, Carson, Anderson & Stowe XII Delaware II, L.P., Welsh, Carson, Anderson & Stowe XII Cayman, L.P., WCAS XII Co-Investors LLC, WCAS Management Corporation and WCAS Co-Invest Holdco, L.P. and certain other holders, including certain directors and members of management, hold their investment. Voting and dispositive power with respect to the common stock held by TCO Group Holdings, L.P. is exercised by a committee of limited partners (the “LP Board”), pursuant to a delegation of authority from its limited partners. The LP Board is to be comprised of up to fourteen persons with four persons currently serving, including Thomas Scully and Sean Traynor (the “WCAS Designees”) and Andrew Cavanna and Pavithra Mahesh (the “Apax Designees”). The LP Board exercises its voting and dispositive power by majority vote, so long as one WCAS Designee and one Apax Designee comprise the majority.

The limited partners of TCO Group Holdings, L.P. may control the voting and dispositive power with respect to the common stock if each of Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS XII”), Welsh, Carson, Anderson & Stowe XII Delaware, L.P. (“WCAS XII-D”), Welsh, Carson, Anderson & Stowe XII Delaware II, L.P. (“WCAS XII-DII”), Welsh, Carson, Anderson & Stowe XII Cayman, L.P. (“WCAS XII-C”), WCAS XII Co-Investors LLC (“WCAS XII-Co”), WCAS Management Corporation and WCAS Co-Invest Holdco, L.P. (“WCAS Co-H” and, collectively, the “WCAS Investor”) consent to a change to the delegation of authority described above. The general partner of each of WCAS XII and WCAS XII-DII is WCAS XII Associates LLC (“WCAS XII Associates”). The general partner of each of WCAS XII-D and WCAS XII-C is WCAS XII Associates Cayman, L.P. (“WCAS XII A-C”). The general partner of WCAS XII A-C is WCAS XII Associates. The managing members of WCAS XII Associates are Thomas A. Scully, Sean Traynor, Anthony deNicola, D. Scott Mackesy, Brian Regan, Michael Donovan, Eric Lee, Christopher Hooper, Christopher Solomon, Edward Sobol, Gregory Lau, Frances Higgins, Nicholas O’Leary and Ryan Harper (collectively, the “WCAS GP”). The general partner of WCAS — Co-H is WCAS Co-Invest Associates LLC (“WCAS Co-A”). The managing members of each of WCAS XII-Co and WCAS Co-A is the WCAS GP. Christopher Hooper, D. Scott Mackesy, Brian Regan, Michael Donovan and Edward Sobol (“WCAS Board”) comprise the board of directors of WCAS Management Corporation.

Ignite Aggregator LP is a Delaware limited partnership. Ignite GP Inc., a Delaware corporation, serves as the general partner of Ignite Aggregator LP. Ignite Aggregator LP’s partnership interests are held by Apax X GP Co. Limited on behalf of Apax X EUR L.P., Apax X (Guernsey) USD AIV L.P. and Apax X USD L.P. (collectively, the “Apax X Fund”). Apax X GP Co. Limited, a company incorporated in Guernsey, acts as the investment manager and is responsible for the decision-making on behalf of the Apax X Fund. The directors of Apax X GP Co. Limited are Simon Cresswell, Andrew Guille, Martin Halusa, Paul Meader and David Staples.
Each of the foregoing entities and the individuals, as a result, and by virtue of the relationships described above, may be deemed to share beneficial ownership of the shares owned by TCO Group Holdings, L.P. Each of the foregoing entities and individuals disclaim beneficial ownership of the shares held of record by TCO Group Holdings, L.P. The business address of TCO Group Holdings, L.P. is c/o Apax Partners, L.P., 601 Lexington Avenue, 53rd Floor, New York, New York, and c/o Welsh, Carson, Anderson and Stowe, 599 Lexington Avenue, Suite 1800, New York, New York 10022.
Material Relationships with Selling Security Holders
Director Nomination Agreement
We are party to the Director Nomination Agreement by and among the Company and the Principal Shareholders. The Director Nomination Agreement provides the Principal Shareholders the right to designate (i) all of the nominees for election to the Board for so long as the Principal Shareholders collectively beneficially own 40% or more of the Original Amount; (ii) 40% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 40% but at least 30% of the Original Amount; (iii) 30% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 30% but at least 20% of the Original Amount; (iv) 20% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 20% but at least 10% of the Original Amount; and (v) one of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own at least 5% of the Original Amount. In each case, the Principal Shareholders’ nominees must comply with applicable law and stock exchange rules. If TCO Group Holdings, L.P. is dissolved, then each Principal Shareholder will be permitted to nominate (i) up to three directors so long as it owns at least 25% of the Original Amount, (ii) up to two directors so long as it owns at least 15% of the Original Amount and (iii) one director so long as it owns at least 5% of the Original Amount. The Principal Shareholders agree in the Director Nomination Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated. At any time when the Principal Shareholders have the right to designate at least one nominee for election to our Board, the Principal Shareholders will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Principal Shareholders are entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the Principal Shareholders’ beneficial ownership at such time.
The Director Nomination Agreement also provides for certain consent rights for each of the Principal Shareholders so long as such shareholder owns at least 5% of the Original Amount, including for any change to the size of our Board. The Director Nomination Agreement terminates at such time as the Principal Shareholders own less than 5% of the Original Amount.
Registration Rights Agreement
We are party to a Registration Rights Agreement with the Principal Shareholders pursuant to which the Principal Shareholders are entitled to request that we register the Principal Shareholders’ shares on a long-form or short-form registration statement on one or more occasions, which registrations may in certain circumstances be “shelf registrations,” such as the registration statement of which this prospectus supplement is a part. The Principal Shareholders will also be entitled to participate in certain of our registered offerings, subject to the restrictions in the Registration Rights Agreement. We will pay certain of the Principal Shareholders’ expenses in connection with the Principal Shareholders’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Principal Shareholders and their affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (collectively, “Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act, or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than the Principal Shareholders and their affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

DIVIDEND POLICY
We have not paid cash dividends since our initial public offering and currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, because we are a holding company, our ability to pay dividends on our common stock may be limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us. Any future determination to pay dividends will be at the discretion of our Board, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board may deem relevant. See “Risks related to our common stock and this offering — Because we have no current plans to pay regular cash dividends on our common stock following this offering, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to any alternative minimum tax including the base erosion and anti-abuse tax under the Code;

•
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies and other financial institutions;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans;

•
investors that have elected mark-to-market treatment; and

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership or other entities or arrangements treated as partnerships for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND

DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described below under “— Sale or other taxable disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will generally be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates in the same manner as if the Non-U.S. Holder were a U.S. person, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or other taxable disposition
Subject to the discussion below regarding backup withholding and Foreign Account Tax Compliance Act, or FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a fixed base in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates in the same manner as if the Non-U.S. Holder were a U.S. person, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Prospective Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Information reporting and backup withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of any sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While, beginning on January 1, 2019, withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers (including withholding agents) are permitted to rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective Non-U.S. Holders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
Barclays Capital Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC are acting as the representatives of the underwriters and the joint book-running managers of this offering. Under the terms of an underwriting agreement with respect to the shares being offered, each of the underwriters named below has severally agreed to purchase from the selling security holders the respective number of shares of common stock shown opposite its name below:
Underwriters	Number of Shares
Barclays Capital Inc.
Goldman Sachs & Co. LLC
Wells Fargo Securities, LLC
Total
The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the certain conditions contained in the underwriting agreement including:
•
the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•
the representations and warranties made by us and the selling security holders to the underwriters are true;

•
there is no material change in our business or the financial markets; and

•
we and the selling security holders deliver customary closing documents to the underwriters.

Commissions and Expenses
The following table summarizes the underwriting discounts and commissions the selling security holders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to the selling security holders for the shares.
Selling Security Holders
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$
The representatives have advised us that the underwriters propose to offer the shares of common stock directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $      per share. If all the shares are not sold at the initial offering price following the initial offering, the representatives may change the offering price and other selling terms.
The expenses of the offering that are payable by us are estimated to be approximately $      (excluding underwriting discounts and commissions). We have agreed to pay expenses incurred by the selling security holders in connection with the offering, other than the underwriting discounts and commissions. The underwriters have agreed to reimburse certain of our expenses in connection with this offering.
Option to Purchase Additional Shares
The selling security holders have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 1,500,000 additional shares from the selling security holders at the offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the above table.
Lock-Up Agreements
We have agreed that we will not, subject to certain exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of any two of Barclays Capital Inc., Goldman Sachs & Co. LLC or Wells Fargo Securities, LLC, on behalf of the underwriters, for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the shares of common stock to be sold in this offering; (ii) the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of this prospectus supplement; (iii) grants of stock options, stock awards, restricted stock, RSUs or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described herein, provided that such recipients enter into a lock-up agreement with the underwriters described below; (iv) the issuance of up to 10% of the shares of common stock issued and outstanding immediately following the consummation of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters described below; (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this prospectus supplement and described herein or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; and (vi) the facilitating of the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the restricted period and any public announcement or filing regarding the establishment of such plan includes a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.
Our directors, executive officers and the selling security holders (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with certain exceptions, for a period of 90 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of any two of Barclays Capital Inc., Goldman Sachs & Co. LLC or Wells Fargo Securities, LLC, on behalf of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or

(4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including the following:
(i)
transfers as a bona fide gift or gifts, or for bona fide estate planning purposes;

(ii)
transfers to any immediate family member of the lock-up party;

(iii)
transfers by will, other testamentary document or intestacy;

(iv)
transfers to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(v)
transfers to a corporation, partnership, limited liability company, trust or other entity of which the lock-up party, or the immediate family of the lock-up party, are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)
transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under (i) through (v) above;

(vii)
if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, transfers (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party, or (B) as part of a distribution to members, shareholders, partners or other equityholders of the lock-up party, or (C) if a transferee referred to in clauses (A) or (B) above is not a natural person, any direct or indirect partner, member or shareholder of such transferee until the lock-up securities come to be held by a natural person;

(viii)
transfers by operation of law, or pursuant to an order of court;

(ix)
transfers to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee;

(x)
as part of a transfer or disposition of the lock-up party’s lock-up securities acquired in open market transactions after the closing of this offering;

(xi)
transfers to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement is subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan described in this prospectus supplement;

(xii)
transfers pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the lock-up party prior to the date of the lock-up agreement; and

(xiii)
transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s lock-up securities remains subject to the provisions of the lock-up agreement; provided that: (A) in the case of any transfer or distribution pursuant to (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, such transfer does not involve a disposition for value and each donee, devisee, transferee or distributee executes and delivers to the representatives a lock-up agreement, provided that with respect to any related series of transfers or distributions to transferees or distributees otherwise permitted under (iv), (v) and (vii) above that are deemed to occur simultaneously, only the ultimate transferee or distributee in such series is required to execute and deliver such lock-up agreement (provided that, in each case, the same number or amount of lock-up securities so transferred by the initial transferor remains subject to such lock-up agreement after giving effect such simultaneous transfers or distributions); (B) in the case of any transfer or distribution pursuant to (i), (ii), (iii), (iv), (v), (vi), (x) and (xii) above, no filing by any party under the Exchange Act, or other public announcement is required or is made voluntarily in connection with such transfer or distribution during the restricted period in connection with such transfer; and (C) in the case of any transfer or distribution pursuant to (viii), (ix), (xi) and (xii) above, it is a condition to such transfer that no public filing, report or announcement is voluntarily made, and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution is legally required during the restricted period, such filing, report or announcement clearly indicates in the footnotes thereto the nature and conditions of such transfer.

Any two of Barclays Capital Inc., Goldman Sachs & Co. LLC or Wells Fargo Securities, LLC, on behalf of the underwriters, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
Indemnification
We and the selling security holders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization, Short Positions and Penalty Bids
The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.
Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Listing on The Nasdaq Global Select Market
Our common stock is listed on The Nasdaq Global Select Market under the symbol “INNV”.
Stamp Taxes
If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Settlement
We expect that delivery of the shares of common stock will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the first business day following the date of pricing of the shares of common stock (this settlement cycle being referred to as “T+1”). Under Rule 15c6-1 of the Exchange Act, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of common stock on the date of pricing will be required, by virtue of the fact that the shares of common stock initially will settle T+1, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares of common stock who wish to trade shares of common stock prior to settlement should consult their own advisors.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. Certain of the underwriters or their affiliates are party to our credit facility. Our credit facility consists of a $100.0 million revolving credit facility and a term loan facility under the Credit Agreement, dated as of March 8, 2021, as amended by Amendment No. 1, dated as of June 14, 2023, and Amendment No. 2, dated as of August 8, 2025. Barclays Bank PLC, an affiliate of Barclays Capital Inc., acted as a joint lead arranger, and is a lender and an issuing bank under such facility. Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, is a lender and an issuing bank under such facility.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1)

of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of limited partnerships that are investors in one or more investment funds affiliated with Apax and WCAS. Kirkland & Ellis LLP represents entities affiliated with Apax and WCAS in connection with legal matters. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements of InnovAge Holding Corp. and subsidiaries incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Prospectus
InnovAge Holding Corp.
Up to 112,988,070 shares of Common Stock
This prospectus relates to the sale from time to time, by the selling security holders named herein, at prices and on terms that will be determined at the time of any such offering, of up to 112,988,070 shares of common stock of InnovAge Holding Corp. (the “Company” or “InnovAge”). Any selling security holder that is an affiliate of the Company may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended. The Company will not receive any of the proceeds from the sale of shares of securities by any selling security holder.
This prospectus describes some of the general terms that may apply to resales of shares of the Company’s common stock. To the extent required, the specific terms of these resales will be provided in one or more supplements to this prospectus. To the extent required, this prospectus will not be used to consummate a sale of securities unless accompanied by a prospectus supplement. The selling security holders may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, they will be named and their compensation will be described in a prospectus supplement.
The Company’s common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “INNV.” The last reported sale price of the Company’s common stock on Nasdaq on July 30, 2026 was $11.60 per share.
Investing in these securities involves certain risks. See “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 4, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, the selling security holders may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus describes some of the general terms that may apply to resales of shares of the Company’s common stock. To the extent required, the specific terms of these resales will be provided in one or more supplements to this prospectus. Each time the selling stockholders sell securities, the selling stockholders may be required to provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the securities under the registration statement is terminated or completed:

•
Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed on September 9, 2025 (the “2025 10-K”);

•
The information specifically incorporated by reference into the 2025 10-K from our definitive proxy statement on Schedule 14A, filed on October 23, 2025;

•
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2025 filed on November 4, 2025, for the fiscal quarter ended December 31, 2025 filed on February 3, 2026 and for the fiscal quarter ended March 31, 2026 filed on May 8, 2026;

•
Our Current Reports on Form 8-K filed on August 11, 2025, October 23, 2025, December 4, 2025, January 29, 2026 and May 12, 2026; and

•
The description of our common stock contained in Exhibit 4.1 of our 2025 10-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
InnovAge Holding Corp.
8950 E. Lowry Boulevard
Denver, CO 80230
Telephone: (844) 803-8745
Attention: Corporate Secretary

FORWARD-LOOKING STATEMENTS
Throughout this prospectus, any prospectus supplement, any free writing prospectus and the documents we incorporate by reference in this prospectus, we may make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are subject to risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth opportunities or initiatives, strategies, the expected outcome or impact of pending or threatened litigation or the expected impact of government policies and the macroeconomic environment are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:
•
the viability of our growth strategy, including our ability to find suitable geographies for new centers and obtain licenses to open such centers (including in Downey and Bakersfield, California), our ability to ramp up our de novo centers (including in Florida);

•
our ability to identify, successfully complete and integrate acquisitions, joint ventures and strategic partnerships;

•
our ability to attract new participants and retain existing participants to implement our growth strategy;

•
the impact of state and federal efforts to reduce healthcare spending, including upcoming Medicaid cuts as a result of the One Big Beautiful Bill Act (the “OBBBA”);

•
the impact on our business from ongoing macroeconomic related challenges, including labor shortages, labor competition, and inflation;

•
the results of periodic inspections, reviews, audits and investigations under the federal and state government programs, and our ability to sufficiently cure any deficiencies identified by the respective federal and state government programs;

•
the adverse impact of legal proceedings, enforcement actions and litigation and disputes, including the current civil investigative demands initiated by federal and state agencies, as well as the litigation and other proceedings initiated by, or on behalf, of our stockholders;

•
the risk that the cost of providing services will exceed our compensation under the Program of All Inclusive Care for the Elderly (“PACE”);

•
our increased costs and expenditures and our inability to execute or realize the benefits of our clinical and operational value initiatives;

•
the dependence of our revenues and operations upon a limited number of government payors, including the risk of sudden loss of any of our government contracts;

•
the risk that our submissions to government payors may contain inaccurate or unsupportable information, including regarding risk adjustment scores of participants;

•
the concentration of a significant percentage of our operations in the State of Colorado;

•
our ability to compete in the healthcare industry;

•
the difficulty to predict our future operating results, which could cause such results to fall below any guidance, targets or goals we provide;

•
our dependence on our senior management team and other key employees;

•
the impact of failures by our suppliers to meet our needs, or limitations on our ability to effectively access new technology or medical products;

•
our ability to manage our operations effectively and maintain effective levels of service and participant satisfaction;

•
the impact on our business of security breaches, loss of data or other disruptions, including disruptions in our disaster recovery systems, causing the compromise of sensitive information or preventing us from accessing critical information;

•
our ability to accurately estimate incurred but not reported medical expense or the risk scores of our participants;

•
the impact on our business of the termination of our leases, increases in rent or inability to renew or extend leases;

•
our ability to adhere to complex and changing government laws and regulations in the healthcare industry, including U.S. Healthcare reform, the regulation of the corporate practice of medicine and the Health Information Technology for Economic and Clinical Health Act of 2009 (the “HITECH Act”), and their implementing regulations (collectively, “HIPAA”), and other privacy laws and regulations in the healthcare industry;

•
our status as a “controlled company”;

•
increased compliance costs when we cease being an emerging growth company in fiscal year 2027;

•
the volatility of our stock price;

•
our ability to comply with the continued listing requirements of Nasdaq; and

•
other factors disclosed in the section entitled “Risk Factors” in our 2025 10-K, and our subsequent filings with the SEC.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus, any accompanying prospectus supplement or other documents incorporated herein or therein by reference are made only as of the date thereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
You should read this prospectus and the documents we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

v

ABOUT INNOVAGE
Who We Are
InnovAge is the leading healthcare delivery platform by number of participants focused on providing all-inclusive, capitated care to high-cost, seniors, many of whom are dual-eligible. Our programs are designed to address two of the most pressing challenges facing the U.S. healthcare industry: rising costs and poor outcomes. The purpose of our participant-centered care delivery approach is to improve the quality of care our participants receive, while keeping them in their homes for as long as safely possible and reducing over-utilization of high-cost care settings such as hospitals and nursing homes. Through our Program of All-Inclusive Care for the Elderly (“PACE”), we fulfill a broad range of medical and ancillary services for seniors, including in-home care services (skilled, unskilled and personal care), in-center services such as primary care, physical therapy, occupational therapy, speech therapy, dental services, mental health and psychiatric services, meals, and activities; transportation to and from the PACE center and third-party medical appointments; and care management. We directly contract with government payors, such as Medicare and Medicaid, and do not rely on third-party administrative organizations or health plans. We believe our model aligns with how healthcare is evolving, namely (i) the shift toward value-based care, in which coordinated, outcomes-driven, quality care is delivered while reducing unnecessary spend, (ii) eliminating excessive administrative costs by contracting directly with the government, (iii) focusing on the patient experience, and (iv) addressing social determinants of health.
PACE
As of March 31, 2026, the Company served approximately 8,050 PACE participants, making it the largest PACE provider in the United States (the “U.S.”) based on participants served, and operated 20 PACE centers across California, Colorado, Florida, New Mexico, Pennsylvania and Virginia.
PACE is a fully-capitated managed care program, which serves the frail elderly, and predominantly dual-eligible, population in a community-based service model. We define dual-eligible seniors as individuals who are 55+ and qualify for benefits under both Medicare and Medicaid. InnovAge provides all needed healthcare services through an all-inclusive, coordinated model of care, and the Company is at risk for 100% of healthcare costs incurred with respect to the care of its participants. PACE programs receive capitation payments directly from Medicare Parts C and D, Medicaid, Veterans Administration, and private pay sources. Additionally, under the Medicare Prescription Drug Plan, the Centers for Medicare and Medicaid Services share part of the risk for providing prescription medication to the Company’s participants. We deliver our participant-centered care through the InnovAge Platform (as defined herein), which is designed to bring high-touch, comprehensive, value-based care.
We believe the traditional fee-for-service reimbursement model in healthcare does not adequately incentivize providers to efficiently manage this complex population. Dual-eligible seniors must navigate a disjointed, separately administered set of Medicare and Medicaid benefits, which often results in uncoordinated care delivered in silos. Our vertically integrated care model and full-risk contracts require us to coordinate and manage all aspects of a participant’s health, and deliver the necessary care. Importantly, we believe our vertically integrated model can deliver better health outcomes and reduce unnecessary or avoidable medical spend.
We believe our value proposition to each constituency translates into a predictable economic model. We directly contract with Medicare and Medicaid on a per member, per month (“PMPM”) basis, which creates recurring revenue streams and provides significant visibility into our revenue trajectory. We receive 100% of the pooled capitated payment to directly provide or manage the healthcare needs of our participants.
Corporate Information
InnovAge Holding Corp. and certain wholly owned subsidiaries were formed as for-profit corporations effective May 13, 2016, for the purpose of purchasing all the outstanding common stock of Total Community Options, Inc. d/b/a InnovAge, which was formed in May 2007. In connection with this purchase, Total Community Options, Inc. and certain of its subsidiaries converted from not-for-profit organizations to for-profit corporations. In connection with our initial public offering, which occurred in March 2021, we changed the name of our company from TCO Group Holdings, Inc. to InnovAge Holding Corp. In this prospectus, the terms “we”, “our”, “our company” and “us” may refer, as the context requires, to InnovAge or collectively to InnovAge and its subsidiaries.
InnovAge is headquartered in Denver, Colorado and manages its business as one reportable segment, PACE.
Our internet website is www.innovage.com. We include our website address on this prospectus for reference only. The information contained on our website is not incorporated by reference into this prospectus or any other report or document we file with, or furnish to, the SEC.

RISK FACTORS
You should consider the specific risks described in our most recent Annual Report on Form 10-K filed with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. When the selling security holders offer and sell any securities pursuant to a prospectus supplement, additional risk factors relevant to such securities may be included in the applicable prospectus supplement. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of common stock by the selling security holders.

DESCRIPTION OF CAPITAL STOCK
InnovAge Holding Corp. has one class of securities, our common stock, par value $0.001 per share, registered under Section 12 of the Exchange Act.
The following summary of terms of our common stock is based upon our Second Amended and Restated Certificate of Incorporation, as amended (the “certificate of incorporation”) and Amended and Restated Bylaws (the “bylaws”) currently in effect under Delaware law. This summary is not complete and is subject to, and qualified in its entirety by reference to, the certificate of incorporation and bylaws, which are filed as Exhibits 3.1, 3.2 and 3.3 to the registration statement of which this prospectus forms a part. We encourage you to read these documents and the applicable sections of the Delaware General Corporation Law, as amended (the “DGCL”), carefully.
General
We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share (“common stock”) and 50,000,000 shares of undesignated preferred stock, par value $0.001 per share (“preferred stock”).
Common Stock
Dividend rights.
Subject to preferences that may apply to shares of stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors (the “Board”) may determine from time to time.
Voting rights.
Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders; provided, however, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled to vote thereon. Holders of shares of our common stock have no cumulative voting rights.
Preemptive rights.
Subject to the rights of the holders of any series of preferred stock then outstanding and to the other provisions of the certificate of incorporation, our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.
Conversion or redemption rights.
Subject to the rights of the holders of any series of preferred stock then outstanding and to the other provisions of the certificate of incorporation, our common stock is neither convertible nor redeemable.
Liquidation rights.
Upon our liquidation, the holders of our common stock will be entitled to receive pro rata our assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Anti-takeover effects of our certificate of incorporation and our bylaws
Our certificate of incorporation, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by shareholders.
These provisions include:
Classified board.   Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board will be elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our Board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our Board.
Shareholder action by written consent.   Our certificate of incorporation precludes shareholder action by written consent at any time when Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and funds affiliated with Welsh, Carson, Anderson & Stowe (together, our “Principal Shareholders”) beneficially own, in the aggregate, less than 35% in voting power of our outstanding common stock.
Special meetings of shareholders.   Our certificate of incorporation and bylaws provide that, except as required by law, special meetings of our shareholders may be called at any time only by or at the direction of our Board or the chair of our Board; provided, however, at any time when the Principal Shareholders beneficially own, in the aggregate, at least 35% in voting power of our outstanding common stock, special meetings of our shareholders shall also be called by our Board or the chair of our Board at the request of the Principal Shareholders. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Advance notice procedures.   Our bylaws establish advance-notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our board of directors, provided, however, that at any time when the Principal Shareholders beneficially own, in the aggregate, at least 5% in voting power of our outstanding common stock, such advance notice procedure will not apply to the Principal Shareholders. Shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice while a shareholder of record, in proper form, of the shareholder’s intention to bring that business before the meeting. Although the bylaws do not give our Board the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company. These provisions do not apply to nominations by the Principal Shareholders pursuant to the Director Nomination Agreement dated March 8, 2021 (the “Director Nomination Agreement”).
Removal of directors; vacancies.   Our certificate of incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, prior to the first date on which the Principal Shareholders cease to beneficially own, in the aggregate, 40% or more of our outstanding common stock, a director may be removed with or without cause by the by the affirmative vote of at least a majority of the voting power of the then-outstanding shares of stock, voting together as a single class; provided, however, that at any time when the Principal Shareholders beneficially own, in the aggregate, less than 40% of our outstanding common stock, all directors, including those nominated by the Principal Shareholders, may only be removed for cause, and only by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the shareholders). At any time the Principal Shareholders own, in the aggregate, over 40% of the voting power of our common stock then outstanding, or either Principal Shareholder individually owns over 20% of the voting power of our common stock then outstanding, a majority of the Board, including at least one director nominated by each of the Principal Shareholders, is required to constitute a quorum.
Supermajority approval requirements
Our certificate of incorporation and bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Delaware and our certificate of incorporation. At any time the Principal Shareholders beneficially own, in the aggregate, at least 50% of our common stock then outstanding, the affirmative vote of the holders of a majority of our common stock, voting together as a single class, is required to amend, alter, rescind or repeal our bylaws. From and after the date on which the Principal Shareholders beneficially own less than 50% of our common stock then outstanding, the affirmative vote of holders of at least 66 2∕3% of our common stock, voting together as a single class, is required for any amendment, alteration, rescission or repeal of our bylaws.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Our certificate of incorporation provides that, from and after the date on which the Principal Shareholders beneficially own less than 50% of our common stock then outstanding, the following provisions in our certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:
•
the provision requiring a 66 2∕3% supermajority vote for shareholders to amend our bylaws;

•
the provisions providing for a classified board of directors (the election and term of our directors);

•
the provisions regarding resignation and removal of directors;

•
the provisions regarding entering into business combinations with interested shareholders;

•
the provisions regarding shareholder action by written consent;

•
the provisions regarding calling special meetings of shareholders;

•
the provisions regarding filling vacancies on our Board and newly created directorships;

•
the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•
the amendment provision requiring that the above provisions be amended only with a 66 2∕3% supermajority vote.

In addition, the provision that deals with corporate opportunity may be amended only with an 80% supermajority vote. The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing shareholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.
Authorized but unissued shares.   Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Business combinations.   We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that the person becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock.
Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions: (1) before the shareholder became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (2) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (3) at or after the time the shareholder became an interested shareholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders’ amendment approved by at least a majority of the outstanding voting shares.
We opted out of Section 203; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested shareholder” for a three-year period following the time that the shareholder became an interested shareholder, unless:
•
prior to such time, our Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66 2∕3% of our outstanding voting stock that is not owned by the interested shareholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board because the shareholder approval requirement would be avoided if our Board approves either the business combination or the transaction which results in the shareholder becoming an interested shareholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.
Our certificate of incorporation provides that the Principal Shareholders, and any of their direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested shareholders” for purposes of this provision.
Dissenters’ rights of appraisal and payment
Under the DGCL, with certain exceptions, our shareholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, shareholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Shareholders’ derivative actions
Under the DGCL, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such shareholder’s stock thereafter devolved by operation of law.
Forum selection
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any our directors, officers, employees or agents to us or our stockholders, creditors or other constituents, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our certificate of incorporation or our Bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws, (v) any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Our certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law or the Securities Act, as applicable, for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find any of the forum selection provisions contained in our certificate of incorporation to be inapplicable or unenforceable, we may incur additional costs associated with having to litigate such action in other jurisdictions, which could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects and result in a diversion of the time and resources of our employees, management and board of directors.
Conflicts of interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or shareholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are our or our subsidiaries’ employees. Our certificate of incorporation provides that, to the fullest extent permitted by law, neither the Principal Shareholders or any director who is not employed by us (including any non-employee director who serves as one of our officers in both her or his director and officer capacities) or his or her affiliates have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that the Principal Shareholders or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself or its or her or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity, and the opportunity would be in line with our business.
Limitations on liability and indemnification of directors and officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ or officers’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for breaches of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate our rights and those of our shareholders, through shareholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, and to eliminate the rights of our shareholders to recover monetary damages directly (not through shareholders’ derivative suits) from an officer for breach of fiduciary duty as an officer, in each case, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director or officer, if the director or officer has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, in the case of a director, or derived an improper benefit from his or her actions as a director or officer, as applicable.
Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities.
The limitation of liability, indemnification and advancement provisions that are included in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors or officers for breaches of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing
Our common stock is listed on Nasdaq under the symbol “INNV.”

SELLING SECURITY HOLDERS
This prospectus relates to the possible resale from time to time by selling security holders of up to 112,988,070 shares of our common stock. All such shares of common stock that are being registered under the Securities Act for resale are expected to be freely tradable. The resale by selling security holders of a significant number of shares of our common stock that are registered for resale at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. When we refer to “selling security holders” in this prospectus, we refer to TCO Group Holdings, L.P. and the transferees, pledgees or other successors in interest that hold any of TCO Group Holdings, L.P.’s interest in the shares of common stock received after the date of this prospectus from the selling security holder as a gift, pledge, partnership distribution, member distribution, stockholder distribution or other transfer.
Except as set forth below, the following table sets forth certain information as of July 15, 2026 regarding the beneficial ownership of the common stock being offered by the TCO Group Holdings, L.P. The applicable percentage ownership of common stock is based on 135,736,393 shares of common stock outstanding as of April 30, 2026. Information with respect to common stock owned beneficially after the offering assumes the sale of all of the common stock registered hereby and assumes no further acquisitions or dispositions of securities by TCO Group Holdings, L.P. TCO Group Holdings, L.P. may offer and sell some, all or none of their common stock pursuant to this prospectus. We cannot advise you as to whether TCO Group Holdings, L.P. or any of its transferees will in fact sell any or all of such shares of common stock.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the method of distributing these securities.
	Shares Beneficially Owned Before the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering(*)
Name of Selling Security holder	(#)	(%)	(#)	(#)	(%)
TCO Group Holdings, L.P.(1)	112,988,070	83.2%	112,988,070	—	—

(*)
Assumes that the selling security holder has sold all the shares of our common stock offered for sale under this prospectus.

(1)
Represents 112,988,070 shares of common stock held by TCO Group Holdings, L.P., which is the legal name of the investment vehicle through which Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and Welsh, Carson, Anderson & Stowe XII, L.P., Welsh, Carson Anderson & Stowe XII Delaware, L.P., Welsh, Carson, Anderson & Stowe XII Delaware II, L.P., Welsh, Carson, Anderson & Stowe XII Cayman, L.P., WCAS XII Co-Investors LLC, WCAS Management Corporation and WCAS Co-Invest Holdco, L.P. and certain other holders, including certain directors and members of management, hold their investment. Voting and dispositive power with respect to the common stock held by TCO Group Holdings, L.P. is exercised by a committee of limited partners (the “LP Board”), pursuant to a delegation of authority from its limited partners. The LP Board is to be comprised of up to fourteen persons with four persons currently serving, including Thomas Scully and Sean Traynor (the “WCAS Designees”) and Andrew Cavanna and Pavithra Mahesh (the “Apax Designees”). The LP Board exercises its voting and dispositive power by majority vote, so long as one WCAS Designee and one Apax Designee comprise the majority.

The limited partners of TCO Group Holdings, L.P. may control the voting and dispositive power with respect to the common stock if each of Ignite Aggregator LP (an investment vehicle owned by certain funds advised by Apax Partners LLP) and Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS XII”), Welsh, Carson, Anderson & Stowe XII Delaware, L.P. (“WCAS XII-D”), Welsh, Carson, Anderson & Stowe XII Delaware II, L.P. (“WCAS XII-DII”), Welsh, Carson, Anderson & Stowe XII Cayman, L.P.

(“WCAS XII-C”), WCAS XII Co-Investors LLC (“WCAS XII-Co”), WCAS Management Corporation and WCAS -Co-Invest Holdco, L.P. (“WCAS Co-H” and, collectively, the “WCAS Investor”) consent to a change to the delegation of authority described above. The general partner of each of WCAS XII and WCAS XII-DII is WCAS XII Associates LLC (“WCAS XII Associates”). The general partner of each of WCAS XII-D and WCAS XII-C is WCAS XII Associates Cayman, L.P. (“WCAS XII A-C”). The general partner of WCAS XII A-C is WCAS XII Associates. The managing members of WCAS XII Associates are Thomas A. Scully, Sean Traynor, Anthony deNicola, D. Scott Mackesy, Brian Regan, Michael Donovan, Eric Lee, Christopher Hooper, Christopher Solomon, Edward Sobol, Gregory Lau, Frances Higgins, Nicholas O’Leary and Ryan Harper (collectively, the “WCAS GP”). The general partner of WCAS — Co-H is WCAS Co-Invest Associates LLC (“WCAS Co-A”). The managing members of each of WCAS XII-Co and WCAS Co-A is the WCAS GP. Christopher Hooper D. Scott Mackesy, Brian Regan, Michael Donovan and Edward Sobol (“WCAS Board”) comprise the board of directors of WCAS Management Corporation.
Ignite Aggregator LP is a Delaware limited partnership. Ignite GP Inc., a Delaware corporation, serves as the general partner of Ignite Aggregator LP. Ignite Aggregator LP’s partnership interests are held by Apax X GP Co. Limited on behalf of Apax X EUR L.P., Apax X (Guernsey) USD AIV L.P. and Apax X USD L.P. (collectively, the “Apax X Fund”). Apax X GP Co. Limited, a company incorporated in Guernsey, acts as the investment manager and is responsible for the decision-making on behalf of the Apax X Fund. The directors of Apax X GP Co. Limited are Simon Cresswell, Andrew Guille, Martin Halusa, Paul Meader and David Staples.
Each of the foregoing entities and the individuals, as a result, and by virtue of the relationships described above, may be deemed to share beneficial ownership of the shares owned by TCO Group Holdings, L.P. Each of the foregoing entities and individuals disclaim beneficial ownership of the shares held of record by TCO Group Holdings, L.P. The business address of TCO Group Holdings, L.P. is c/o Apax Partners, L.P., 601 Lexington Avenue, 53rd Floor, New York, New York, and c/o Welsh, Carson, Anderson and Stowe, 599 Lexington Avenue, Suite 1800, New York, New York 10022.
Material Relationships with Selling Security Holders
Director Nomination Agreement
We are party to a Director Nomination Agreement (the “Director Nomination Agreement”), by and among the Company and the Principal Shareholders. The Director Nomination Agreement provides the Principal Shareholders the right to designate (i) all of the nominees for election to the Board for so long as the Principal Shareholders collectively beneficially own 40% or more of the total number of our shares of common stock collectively beneficially owned by the Principal Shareholders upon completion of our initial public offering, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in our capitalization (the “Original Amount”); (ii) 40% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 40% but at least 30% of the Original Amount; (iii) 30% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 30% but at least 20% of the Original Amount; (iv) 20% of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own less than 20% but at least 10% of the Original Amount; and (v) one of the nominees for election to our Board for so long as the Principal Shareholders collectively beneficially own at least 5% of the Original Amount. In each case, the Principal Shareholders’ nominees must comply with applicable law and stock exchange rules. If TCO Holdings Group, L.P. is dissolved, then each Principal Shareholder will be permitted to nominate (i) up to three directors so long as it owns at least 25% of the Original Amount, (ii) up to two directors so long as it owns at least 15% of the Original Amount and (iii) one director so long as it owns at least 5% of the Original Amount. The Principal Shareholders agree in the Director Nomination Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated. At any time when the Principal Shareholders have the right to designate at least one nominee for election to our Board, the Principal Shareholders will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Principal Shareholders are entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the Principal Shareholders’ beneficial ownership at such time.

The Director Nomination Agreement also provides for certain consent rights for each of the Principal Shareholders so long as such stockholder owns at least 5% of the Original Amount, including for any change to the size of our Board. The Director Nomination Agreement terminates at such time as the Principal Shareholders own less than 5% of the Original Amount.
Registration Rights Agreement
We are party to a Registration Rights Agreement with the Principal Shareholders pursuant to which the Principal Shareholders are entitled to request that we register the Principal Shareholders’ shares on a long-form or short-form registration statement on one or more occasions, which registrations may in certain circumstances be “shelf registrations,” such as the registration statement of which this prospectus is a part. The Principal Shareholders will also be entitled to participate in certain of our registered offerings, subject to the restrictions in the Registration Rights Agreement. We will pay certain of the Principal Shareholders’ expenses in connection with the Principal Shareholders’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Principal Shareholders and their affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (collectively, “Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act, or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than the Principal Shareholders and their affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

PLAN OF DISTRIBUTION
The securities offered pursuant to this prospectus and any accompanying prospectus supplement, if required, may be sold by the selling security holders in any of the following ways:
•
to one or more purchasers;

•
through agents;

•
to or through underwriters or brokers-dealers; or

•
through a combination of any of these methods of sale.

A prospectus supplement, if required, will be prepared for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by them (if any), the purchase price of the securities and the proceeds to the selling security holders from the sale, any delayed delivery arrangements, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.
In addition, the selling security holders may use any one or more of the following methods when selling securities:
•
underwritten transactions;

•
privately negotiated transactions;

•
exchange distributions and/or secondary distributions;

•
sales in the over-the-counter market;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
broker-dealers may agree with the selling security holders to sell a specified number of such securities at a stipulated price per share;

•
a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
short sales and delivery of shares of common stock to close out short positions;

•
sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling security holders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.
The selling security holders may distribute the securities covered by this prospectus from time to time in one or more transactions at:
•
a fixed price or prices, which may be changed;

•
market prices prevailing at the time of sale;

•
prices related to market prices; or

•
negotiated prices.

The selling security holders may change the price of the securities offered from time to time.

The selling security holders, or agents designated by them, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agents involved in the offer or sale of the securities will be named, and any commissions payable to these agents will be described, in the applicable prospectus supplement, if required. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If the selling security holders utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, the selling security holders will enter into an underwriting agreement with those underwriters at the time of sale to them. The names of these underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, if required, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our or any of the selling security holders’ customers or may engage in transactions with or perform services for us or any of the selling security holders in the ordinary course of business.
If the selling security holders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the selling security holders will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or any of the selling security holders’ customers or may engage in transactions with, or perform services for us or the selling security holders in the ordinary course of business.
Offers to purchase securities may be solicited directly by the selling security holders and the sale thereof may be made by the selling security holders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement, if required, relating thereto. Electronic media, including the Internet, may be used to sell offered securities directly.
We and/or the selling security holders may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.
A prospectus and accompanying prospectus supplement, if required, in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer will not exceed 8% of the gross proceeds from the sale of the securities offered pursuant to this prospectus and any applicable prospectus supplement, if required.
In connection with sales of the shares of common stock under this prospectus, the selling security holders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling security holders also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.
The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if any selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus if required by law.
The selling security holders also may transfer the shares of common stock in other circumstances, including through distributions to limited partners, general partners, shareholders or other equityholders of the selling security holder or its affiliates. In that case, the transferees, pledgees or other successors in interest will be the selling security holders for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus if required by law, supplementing or amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters or broker-dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters or broker-dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters or broker-dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other broker-dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the common stock offered in this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of limited partnerships that are investors in one or more investment funds affiliated with Apax and WCAS. Kirkland & Ellis LLP represents entities affiliated with Apax and WCAS in connection with legal matters. Additional legal matters may be passed upon for the selling security holders or any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of InnovAge Holding Corp. and subsidiaries incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

10,000,000 Shares
INNOVAGE HOLDING CORP.
Barclays
Goldman Sachs & Co. LLC
Wells Fargo Securities